Exhibit(j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for Scudder-Dreman Financial Services Fund (one of the series comprising Scudder Equity Trust) in the Sector Specific Funds II Prospectus, and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Scudder-Dreman Financial Services Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A, No. 33-43815) of our report dated January 21, 2004 on the financial statements and financial highlights of Scudder-Dreman Financial Services Fund included in the Fund Annual Report dated November 30, 2003.



/s/ERNST & YOUNG LLP
Boston, Massachusetts
February 23, 2004